Exhibit 99.2

SERVICES AGREEMENT

THIS AGREEMENT, made as of this 24th day of February 2020 and effective as of January 01, 2020, between Laugh Club Inc. (“Laugh Club”) and Xcel Brands, Inc. (the “Company”).

WHEREAS, the Company is entering into an employment agreement (as it may be amended from time to time, the “Employment Agreement”) dated as of the date hereof with Isaac Mizrahi (“Mizrahi”) to continue Mizrahi’s employment as Chief Design Officer and Spokesperson for the Company’s “Isaac Mizrahi” brands; and

WHEREAS, the Company desires to retain Laugh Club to provide support services to Mizrahi and Laugh Club agrees to provide such services pursuant to the terms of this Agreement; and

WHEREAS, as an inducement to the Company to enter into this Agreement, Isaac Mizrahi (“Mizrahi”) agrees to indemnify the Company as set forth in this Agreement;

NOW THEREFORE, the parties hereto agree as follows:

1.      Services

During the term of this Agreement, Laugh Club shall provide the following services (the “Services”):

a.    Entertainment and other business expenses required by Mizrahi in the performance of his duties under the Employment Agreement that are consistent with, and permitted by, the Company’s policies in effect at that time (“Business Expenses”);

b.   Wardrobe, makeup and hairstyling, including the provision of a stylist for QVC appearances (the “show stylist”);

c.    Transportation services, including use of an automobile, a driver, gas, tolls and repairs for the automobile, for QVC appearances;

d.   An apartment located in West Chester, Pennsylvania or such other location as reasonably requested by Mizrahi within proximity to QVC, Inc.’s studios;

e.    Maintenance of a home office, including internet, cell phone, home office supplies and a computer;

f.    An executive assistant responsible for coordinating Executive’s QVC appearances, and any other services Executive needs with respect to his Employment Agreement or his obligations thereunder; and

g.   Any other services reasonably requested by Mizrahi to perform his services pursuant to the Employment Agreement.

Laugh Club’s representatives have reviewed and are familiar with the terms of the Employment Agreement and with Mizrahi’s obligations thereunder.  Laugh Club shall provide the Services at its sole expense and shall be responsible for any fees to retain any third party necessary to facilitate provision of the Services.

2.      Fees and Expenses

(a)     The Company shall pay to Laugh Club an annual fee of $720,000 for the provision of the Services (including any out-of-pocket or other expenses related thereto), which fees shall be payable in monthly installments on the last day of each month (with the January 2020 payment to be made within five (5) business days after the date of this Agreement); provided, however, that if Laugh Club fails to provide any Services to Mizrahi, the Company shall have the right but not the obligation to provide such Services for Mizrahi and reduce the annual fee by the out-of-pocket amount incurred by the Company to provide such Service.

(b)     In the event that this Agreement is terminated during any calendar month, the payment under Section 2.a for such month shall be pro-rated based upon the number of calendar days during such month which this Agreement is in effect.  For avoidance of doubt, the terms of this Section 2.b shall survive any termination of this Agreement.

3.      Nature of Relationship

(a)     Laugh Club and the Company agree that Laugh Club shall be an independent contractor and neither Laugh Club, nor any employee or service provider of Laugh Club shall be an employee of the Company or any of its Affiliates.  Accordingly, the Company shall not supervise, control, or direct the manner or means by which Laugh Club performs the Services, and Laugh Club is not, nor shall Laugh Club be deemed to be the agent of the Company, and shall have no right or authority to incur any legally binding or other obligation on the part of the Company.  Except for the fees payable to the Consultant pursuant to Section 2, the Consultant will not be entitled to any fee or other compensation from the Company, or any of its Affiliates.

(b)     Laugh Club shall be solely responsible for payment of, and Laugh Club and Mizrahi, jointly and severally, shall indemnify and hold harmless the Company and its subsidiaries and Affiliates from and against, all Federal, state and local taxes arising out of Laugh Club’s performance of the Services, including by way of illustration but not limitation, Federal, state and local income taxes, Social Security taxes or social insurance obligations, withholding taxes, associated interest and penalties and any other taxes or business license fees required by applicable law.  The Company shall not carry workers’ compensation insurance, general liability insurance or any health or accident insurance to cover Laugh Club or its employees nor pay any amounts on account of Laugh Club or its employees for purposes of unemployment insurance or Federal, state or local withholding and employment taxes, and shall not provide any other contributions or benefits on account of Laugh Club or its employees which might be required or customary in connection with an employer-employee relationship.

(c)     Laugh Club and Mizrahi shall, jointly and severally, to indemnify and hold harmless the Company and its Affiliates, from any and all claims, actions, proceedings, suits, liabilities, damages (actual, consequential, or incidental) settlements, penalties, fines, costs or expenses (including without limitation reasonable attorney’s fees  and other litigation expenses) of every kind, whether known or unknown, incurred by the Company or its Affiliates arising out of the breach by Laugh Club of this Agreement or out of the gross negligence or willful malfeasance of Laugh Club or its employees.

4.      Confidentiality

(a)     Laugh Club shall not, and shall cause its officers, directors, managers, members, partners, employees, agents and representatives (collectively, “Representatives”) not to disclose or, directly or indirectly, use at any time, during the term of this Agreement or thereafter, any Confidential Information (as defined below) of which Laugh Club is or becomes aware, whether or not such information is developed by him, alone or with others, except to the extent that Laugh Club is required by subpoena or similar process to disclose or discuss any Confidential Information, provided, that in such case, Laugh Club shall promptly inform the Company in writing of such event, shall reasonably cooperate with the Company in attempting to obtain a protective order or to otherwise limit or restrict such disclosure to the greatest extent possible, and shall disclose only that portion of the Confidential Information as is strictly required, or such Confidential Information is or becomes generally known to and available for use by the public, other than as a result of any action or inaction directly or indirectly by Laugh Club or Mizrahi.  Laugh Club shall take all reasonable steps to safeguard Confidential Information in its possession and to protect it against disclosure, misuse, espionage, loss and theft.  Laugh Club acknowledges that the Confidential Information obtained by it during the course of its service to the Company is the sole and exclusive property of the Company and its subsidiaries, as applicable.  Laugh Club shall be responsible for any breach of this Section 4 by its Representatives. Notwithstanding anything to the contrary herein, the foregoing shall not prevent or restrict the disclosure by Mizrahi of any Confidential Information in the manner permitted under the Employment Agreement.

(b)     As used in this Agreement, the term “Confidential Information” means information that is not generally known to the public and that is related in any way to the actual or anticipated business of the Company, its subsidiaries, its affiliates or any of their respective predecessors in interest, including but not limited to (i) business development, growth and other strategic business plans, (ii) properties available for acquisition, financing development or sale, (iii) accounting and business methods, (iv) services or products and the marketing of such services and products, (v) fees, costs and pricing structures, (vi) designs, (vii) analysis, (viii) drawings, photographs and reports, (ix) computer software, including operating systems, applications and program listings, (x) flow charts, manuals and documentation, (xi) data bases, (xii) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (xiii) copyrightable works, (xiv) all technology and trade secrets, (xv) confidential terms of material agreements and customer relationships, and (xvi) all similar and related information in whatever form or medium.

5.      Term

This Agreement shall become effective on the same day as the Employment Agreement and shall remain in effect as long as the Employment Agreement remains in effect, unless otherwise terminated pursuant to this Section 5.

This Agreement shall terminate immediately upon termination, for any reason, of the Employment Agreement.

6.      Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested), sent by reputable overnight courier service (charges prepaid) or sent by facsimile (with receipt confirmed) to the recipient at the address or facsimile number indicated below:

To the Company:

1333 Broadway
10th Floor
New York, New York 10018

With a copy (which shall not constitute notice) to:

Blank Rome LLP
1271 Avenue of the Americas
New York, NY 10020
Attn:  Robert Mittman, Esquire
Facsimile: (212) 885-5557

To:  Laugh Club

c/o TAG Associates
810 Seventh Avenue, 7th Floor
New York, NY 10019

With a copy (which shall not constitute notice) to:

Robinson & Cole LLP
One Boston Place, 25th Floor
Boston, MA 02108
Attention:  Brian M. Flaherty, Esq.
Facsimile: 617-557-5999

or such other address or to the attention of such other Person as the recipient Party will have specified by prior written notice to the sending Party.  Any notice under this Agreement will be deemed to have been given when so delivered or sent or, if mailed, five days after deposit in the U.S. mail.

7.      Complete Agreement.  This Agreement embodies the complete agreement and understanding among the parties with regard to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

8.      Counterparts.  This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

9.      Assignment.  Without Laugh Club’s consent, the Company may not assign its rights and obligations under this Agreement except (i) to a “Successor” (as defined below) or (ii) to an entity that is formed and controlled by the Company or any of its Subsidiaries, provided that in the case of (ii) the Company shall remain liable for all of its obligations hereunder.  This Agreement is personal to Laugh Club, and Laugh Club shall not have the right to assign Laugh Club’s interest in this Agreement, any rights under this Agreement or the Services or any other duties imposed under this Agreement.  As used in this Section 9, “Successor” shall include any person that at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets of, or ownership interests in, the Company and its subsidiaries.

10.    Successors and Assigns.  This Agreement is intended to bind and inure to the benefit of and be enforceable by the Company, Laugh Club, and their respective heirs, successors and permitted assigns.

11.    Choice of Law.  This Agreement and the performance of the parties hereunder shall be governed by the internal laws (and not the law of conflicts) of the State of New York. Any claim or controversy arising out of or in connection with this Agreement, or the breach thereof, shall be adjudicated exclusively by the Supreme Court, New York County, State of New York, or by a federal court sitting in Manhattan in New York City, State of New York. The parties hereto agree to the personal jurisdiction of such courts and agree to accept process by regular mail in connection with any such dispute.

12.    Waiver of Jury Trial.  AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

13.    Legal Fees and Court Costs.  In the event that any action, suit or other proceeding in law or in equity is brought to enforce the provisions of this Agreement, and such action results in the award of a judgment for money damages or in the granting of any injunction in favor of the Company, all expenses (including reasonable attorneys' fees) of the Company in such action, suit or other proceeding shall be paid by Laugh Club. In the event that any action, suit or other proceeding in law or in equity is brought to enforce the provisions of this Agreement, and such action results in the award of a judgment for money damages or in the granting of any injunction in favor of Laugh Club, all expenses (including reasonable attorneys'

fees and travel expenses) of Laugh Club in such action, suit or other proceeding shall be paid by the Company.

14.    Remedies.  Each Party will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor.  Nothing herein shall prohibit any arbitrator or judicial authority from awarding attorneys’ fees or costs to a prevailing party in any arbitration or other proceeding to the extent that such arbitrator or authority may lawfully do so.

15.    Amendment and Waiver.  The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and Laugh Club, and no course of conduct or failure or delay in enforcing the provisions of this Agreement will affect the validity, binding effect or enforceability of this Agreement.

16.    Third Party Beneficiaries.  This Agreement will not confer any rights or remedies upon any Person other than the parties and their respective successors and permitted assigns.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Services Agreement as of the date first written above.

XCEL BRANDS, INC.	LAUGH CLUB INC.

By:	By:
Name:	Name:
Title:	Title:

AGREED AND ACCEPTED
Solely for Purposes of Section 3(b) and (c) hereof

ISAAC MIZRAHI

Isaac Mizrahi, individually

[Signature Page]